                                                                    Exhibit 4.19


                   TERM LOAN DOCUMENT MODIFICATION AGREEMENT
                   -----------------------------------------

         THIS TERM LOAN DOCUMENTS MODIFICATION AGREEMENT (hereinafter referred to as this "(Amendment") is made and entered into as of the 30 day of August, 2000, by and among the following parties (collectively, the "Parties"):

         1. SOUTHTRUST BANK ("Bank'), an Alabama banking corporation. successor by conversion to SouthTrust Bank, National Association;

         2. COLOR IMAGING INC. ("Delaware Color") a Delaware corporation, successor by name change to Advatex Associates, Inc. ("Advatex");

         3. LOGICAL IMAGING SOLUTIONS, INC. ("Logical"), a California corporation:

         4.    COLOR IMAGE, INC. ("Georgia Color `). a Georgia corporation; and

         5.    ALOREX CORP. ("Alorex"), a New York corporation.


                             BACKGROUND STATEMENT

         1. Georgia Color and Bank are parties to a Term Loan (the "Loan") in the original principal amount of One Million Seven Hundred Fifty-Two Thousand Dollars ($1,752,000) evidenced by Installment Note (the "Note") dated as of
June 24, 1999 from Georgia Color to Bank and Term Loan Agreement (the "Loan Agreement") dated as of June 24, 1999 between Georgia Color and Bank.

         2. As of the date hereof, the Parties have executed and delivered Amendment of Loan Documents (the "Loan Documents Amendment" in which Delaware Color, Logical and Atorex have agreed to assume all obligations of Georgia Color under the Loan, the Note and the Loan Agreement, such that, from and after the date hereof, Delaware Color, Logical, Alorex and Georgia Color (collectively, jointly and severally, "Obligors"; with all references to "Obligors" (by whatever nomenclature) in this Amendment, the Note and the Loan Agreement, as the context requires or allows, to refer to each, any and all of the entities constituting Obligors) are and shall be jointly and severally liable for all obligations of "Obligors" under the Note and the Loan Agreement. Obligors execute and deliver this Amendment to confirm their joint and several liability under the Loan and all agreements and documents pertaining thereto (collectively, including but not limited to the Note and the Loan Agreement, the "Loan Documents"). Kings Brothers, Dr. Sue-Ling Wang, Jui-Ch (Jerry) Wang, Jui-Kung (Elmer) Wang and Jui-Hong (Jack) Wang (collectively, jointly and severally "Guarantors") have guaranteed to Bank full payment and performance by Obligors under the Loan and the Loan Documents, as amended by this Amendment.


                                   AGREEMENT

         FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars
($10.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

         1.    Recitals. The foregoing recita]s are true and correct and are
               --------
hereby incorporated herein by this reference.

         2.    Obligors. Obligors hereby assume all obligations of "Obligors"
               --------
under the Note, the Loan Agreement and the Loan Documents. From and after the date hereof, Obligors are and shall be jointly and severally liable for all obligations of "Obligors" (by whatever nomenclature) under the Note, the Loan Agreement and the other Loan Documents.

         3.    Guarantors. As a condition to Bank's agreements set forth herein,
               ----------
Obligors shall cause Guarantors to confirm their continuing guaranty to Bank of full payment and performance by Obligors under the Loan and the Loan Documents, as amended by the Loan Documents Amendment and this Amendment.

         4.    Ratification. Except as herein expressly modified or amended all
               ------------
the terms and conditions of the Note, the Loan Agreement and the other Loan Documents are hereby ratified, affirmed, and approved.

         5.    Modification of Loan Documents. Obligors hereby reaffirm and
               ------------------------------
restate each and every warranty and representation set forth in all Loan Documents. The terms of the Loan Documents are hereby modified and amended, effective as of the date hereof, so that any reference in any of the Loan Documents to the Note or the Loan Agreement shall refer to the Note or the Loan Agreement as herein amended.

         6.    No Novation. This Amendment shall not constitute a novation of
               -----------
the indebtedness evidenced by the Loan Documents. The terms and provisions of the Loan Documents shall remain valid and in full force and effect except as may be hereinabove modified and amended.

         7.    No Waiver or Implication. Nothing herein shall constitute a
               ------------------------
waiver by Bank of any default, whether known or unknown, which may exist under the Note, the Loan Agreement or any other Loan Document. No action, inaction or agreement by Bank, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Bank. Bank has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Loan or any matter relating to the Loan.

         8.    No Release of Collateral. This Amendment shall in no way occasion
               ------------------------
a release of any collateral held by Bank as security to or for the Loan, and that all collateral held by Bank as security to or for the Loan shall continue to secure the Loan.

         9.    Successors and Assigns. This Amendment shall be binding upon and
               ----------------------
inure to the benefit of the Parties and their respective heirs, successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

         IN WITNESS WHEREOF, the Parties have duly executed this Amendment under seal, as of the day and year first above wlirten.


                                    OBLIGORS:

                                    COLOR IMAGING, INC. a Delaware corporation

                                    By: /s/ Sueling Wang
                                       -----------------------------------------
                                    Printed Name: Sueling Wang, Pres.


                                    Attest:  Ann Shieh
                                           -------------------------------------
                                    Its:   Asst Secretary
                                        ----------------------------------------
                                            [CORPOPATE SEAL]



                                    LOGICAL IMAGING SOLUTIONS, INC., a
                                    California corporation

                                    By: /s/ Sueling Wang
                                       -----------------------------------------
                                    Printed Name: Sueling Wang, Pres.
                                                 -------------------------------

                                    Attest:  Ann Shieh
                                           -------------------------------------
                                    Its:     Asst Secretary
                                         ---------------------------------------

                                            [CORPORATE SEAL]



                                    COLOR IMAGE, INC., a Georgia corporation

                                    By: /s/  Sue-Ling Wang
                                       -----------------------------------------
                                          Dr. Sue-Ling Wang President

                                    Attest:  Ann Shieh
                                           ------------------------------------
                                    Its:   Asst Secretary
                                         ---------------------------------------

                                            [CORPORATE SEAL]



                      [SIGNATURES CONTINUED ON NEXT PAGE]

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                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                             ALOREX CORP., a New York corporation

                             By:  /s/ SueLing Wang
                                ------------------------------------------------
                             Printed Name:  SueLing Wang President
                                          --------------------------------------

                             Attest: Ann Shieh
                                    -------------------------------------------
                             Its:    Asst Secretary
                                   ---------------------------------------------

                                      [CORPORATE SEAL]



                             GUARANTORS:

                             KINGS BROTHERS, LLC, a Georgia limited
                             liability company

                             By:  /s/ Dr. Sue-Ling Wang,                  (SEAL)
                                -------------------------------------------
                                      Dr. Sue-Ling Wang, Manager

                             Attest: Ann Shieh
                                    -------------------------------------------
                             Its:   Assistant Secretary
                                  ---------------------------------------------

                                      [CORPORATE SEAL]



                             BANK:

                             SOUTHTRUST BANK

                              By: /s/ [ILLEGIBLE]
                                 ----------------------------------
                              Its: VICE PRESIDENT
                                  ---------------------------------

                                      [BANK SEAL]